United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2008

Vita Spirits Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-136981	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 201, 2400 W. Cypress Creek Rd.

Ft. Lauderdale, FL 33309

(Address of principal executive offices with zip code)

305-673-8482

(Registrant's telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 452 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

_______________________________________________________________________________________________________________________________________________

Item 1.01: Entry into a Material Definitive Agreement

On May 19, 2008, Vita Spirits Corp. has entered into an asset purchase agreement and an agreement of transfer of trademark application rights with Vita Spirits Inc., pursuant to which Vita Spirits Corp. agrees to acquire the the total assets of Vita Spirits Inc., including the ownership and rights to a patent pending formula for vitamin-infused alcoholic beverages, the rights to several trademark applications, and other intangible assets of Vita Spirits Inc.

The total acquisition price for the assets acquired is the issuance of 16,250,000 shares of newly issued stock in Vita Spirits Corp, which shall not be registered for resale under the Securities Act of 1933 and may not be resold by Vita Spirits Inc. or its shareholders without registration or pursuant to an exemption from registration.

Item 9.01: Financial Statements and Exhibits.

Exhibits:

10.1    Purchase Agreement between Vita Spirits Corp. and Vita Spirits Inc.

10.2    Agreement to transfer of trademark application rights between Vita Spirits Corp. and Vita Spirits Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Registrant: Vita Spirits Corp.

Signed: /s/ Garry G. Westbrook

Name: Garry G. Westbrook

Title: President

Date: May 20, 2008